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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT  [ ]

FILED BY A PARTY OTHER THAN THE REGISTRANT  [X]

CHECK THE APPROPRIATE BOX:

[ ]   PRELIMINARY PROXY STATEMENT
[ ]   DEFINITIVE PROXY STATEMENT            [ ]  CONFIDENTIAL, FOR USE OF THE
[ ]   DEFINITIVE ADDITIONAL MATERIALS            COMMISSION ONLY (AS PERMITTED)
[X]   SOLICITING MATERIAL PURSUANT TO            BY RULE 14A-6(E)(2)
      RULE 14A-12


                                    ICO, INC.
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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                           TRAVIS STREET PARTNERS, LLC
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    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)



PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  NO FEE REQUIRED.

[ ] FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND 0-11.

      (1)   TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
            NOT APPLICABLE

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      (2)   AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:  NOT
            APPLICABLE.

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      (3)   PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION
            COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): NOT APPLICABLE.

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77968.0003

      (4)   PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (5)   TOTAL FEE PAID:  NOT APPLICABLE.

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[ ]  FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS:

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

      (1)       AMOUNT PREVIOUSLY PAID:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (2)       FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (3)       FILING PARTY:  NOT APPLICABLE.

      --------------------------------------------------------------------------
      (4)       DATE FILED:  NOT APPLICABLE.

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
TRAVIS STREET PARTNERS, LLC                                   910 Travis Street
                                                                     Suite 2150
                                                          Houston,  Texas 77002
                                                               fax 713 759 2040
                                                               TEL 713 759 2030
                                                   www.travisstreetpartners.com


FOR IMMEDIATE RELEASE

TRAVIS STREET PARTNERS WELCOMES UPDATED PACHOLDER GROUP FILINGS

Houston, January 31, 2001 - Yesterday a group led by Dr. Asher "Al" O. Pacholder, who with his wife Sylvia A. Pacholder, controls ICO Inc., amended its 13D filing with the SEC for the first time in four years.

"We welcome this effort by the Pacholders to make full and fair disclosures regarding the voting power they purport to have over ICO common stock," said Tim Gollin, a manager of Travis Street Partners, LLC ("TSP"). In recent weeks, TSP, which is conducting a proxy fight to elect independent directors to ICO's board, has asserted that, since 1997, the Pacholder-led group had failed to update its 13D disclosures to disclose material changes. TSP noted that the Pacholder-led group's 1997 filing stated that the Pacholders controlled 26% of ICO stock. The filing yesterday reveals the Pacholders control only 18.4% of ICO stock. SEC rules require prompt amendments if ownership stakes change by more than 1%. "Shareholders should have a clearer picture now of the Pacholders' control of ICO as a result of these disclosures," Gollin added.

In its disclosures yesterday, the Pacholder group also filed copies of previously unavailable voting arrangements obtained by management in connection with acquisitions made by ICO in the past six years. Schedule 13D rules requires filing of the complete text of all voting agreements. All of these agreements assign voting rights to the ICO Chairman and President and several agreements specifically terminate in the event that Dr. and Mrs. Pacholder are no longer employed in executive capacity at ICO.

The disclosures by the Pacholder group confirm previous TSP assertions that the Pacholders received voting rights in conjunction with ICO acquisitions even though ICO has never disclosed the receipt of these voting rights as compensation. "In past years," Gollin said, "the Pacholders have had the ability to personally vote as much as 26% of ICO shares for their own director slate while failing to disclose the full details of these voting arrangements. Following TSP's criticism of the deficiencies in Pacholder filings, the Pacholder group has now revealed that they purport to control only 18.4% of ICO."

TSP contends that the voting rights obtained by the Pacholders diverted economic value from ICO shareholders and to the Pacholders. "There's a clear question here as to the oversight exercised by the Board of Directors," Gollin said. "Until we filed our Schedule 13D last December, two of the three members of the Compensation Committee of ICO's Board of Directors included employees of Pacholder Associates, Inc., another Pacholder-controlled company."

TSP has previously called on ICO's Board of Directors to appoint an independent law firm to investigate these matters fully. In its proxy materials, TSP has also criticized numerous other issues involving corporate governance.

In addition to the voting rights assigned to senior management in connection with acquisitions, the Schedule 13D filed yesterday further reveals that ICO's senior management has previously controlled the votes of stock owned by ICO employees in benefit plans. "If you work for ICO, or if you owned a company bought by ICO, it seems, management has historically had the right to vote your shares," Gollin said. Last year, ICO went so far as to shift voting control over the shares of common stock owned by ICO employees in ICO's 401(k) plan from plan participants to ICO itself. Five days ago, and subsequent to the commencement of the TSP proxy fight, ICO once again amended the 401(k) plans to return voting power over plan shares to the plan participants. "Until January 26, 2001, ICO's management and Board of Directors deprived ICO employees of their right to vote the stock they earned through their own hard work," Gollin said. "We expect that ICO employees will be disturbed and distressed by this disclosure."

TSP has offered $2.85 per share to acquire ICO, an 82% premium to ICO's share price prior to the TSP offer and a 185% premium to ICO's December low. Additionally, TSP has initiated a proxy fight to elect three directors to ICO's board. Their primary agenda, if elected, will be to press for a sale of ICO to the highest bidder. TSP has pledged that its directors will instruct the ICO audit committee to review compensation and other benefits received by Company senior management.

Other information about the TSP offer and proxy contest is available at www.travisstreetpartners.com. Shareholders wishing to provide information about their shareholdings should contact TSP by email at info@travisstreetpartners.com, providing their name, number of shares held, and contact information.


                                    * * * * *

                         CERTAIN ADDITIONAL INFORMATION

The participants in the proposed solicitation of proxies ("TSP Participants") are TSP and the following persons who are, or have funded capital contributions of, members of TSP: Chris N. O'Sullivan, Timothy J. Gollin, Christopher P. Scully, A. John Knapp, James D. Calaway, Charles T. McCord, III, a joint venture between McCord and Calaway, John V. Whiting, Freeman Capital Management LLC, Robert Whiting, Randall Grace, R. Allen Schubert and Stephen F. Martin. In aggregate, the TSP Participants beneficially own 1,158,300 shares of ICO's common stock or 5.11% of such shares outstanding (based on ICO's Annual Report on Form 10-K for the fiscal year ended September 30, 2000). TSP has filed a preliminary proxy statement with the Securities and Exchange Commission (SEC) in connection with a proposed solicitation that the TSP Participants may make with respect to shareholder proxies for the 2001 Annual Meeting of Shareholders of ICO. The Preliminary Proxy Statement contains important information, including additional information about the views and members of TSP as well as the individuals that TSP intends to nominate for election to the ICO Board of Directors. You should read the Preliminary Proxy Statement in its entirety. It can be obtained at no charge on the SEC's web site at http://www.sec.gov or by requesting a copy from MacKenzie Partners, Inc., (212) 929-5500 (call collect) or (800) 322-2885 (toll-free).

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